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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (earliest event reported):  January 21, 1997





                    VISITORS SERVICES INTERNATIONAL CORP.
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             (Exact name of registrant as specified in its charter)




         Florida                    33-11059-A                   59-2773602
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(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)



100 Second Avenue South, Suite 1000, St. Petersburg, Florida            33701
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          (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:          (813) 895-4410
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         (Former name or former address, if changed since last report.)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         ACQUISITION OF ASSETS - the Registrant, through a subsidiary corporation, Visitors Services, Inc. ("VSI"), acquired and took possession of all the assets of International Reservation Services, Limited ("IRSL") on January 21, 1997, and intends to utilize all such assets to operate the former business of IRSL as the business of VSI. VSI acquired these assets from IRSL as a result of a bankruptcy proceeding of IRSL.

         IRSL filed a voluntary petition for relief under Chapter 11 of Title 11, USC, in the United States Bankruptcy Court - District of Connecticut, case number 96-51396, on August 21, 1996. VSI was granted first priority lien on IRSL's assets, by replacing U.S. Transportation Systems, Inc. ("USTS") as senior lender to IRSL, when VSI paid to USTS the amount of $388,737.25, on January 20, 1997. Pursuant to Section 9-505 of the Uniform Commercial Code, VSI took possession and title to all of IRSL's assets, free and clear of liens, claims and encumbrances on January 21, 1997 in accordance with the Court's Order dated January 17, 1997, which Order permitted VSI to act as a "Replacement Lender" in the bankruptcy proceeding by paying the debts owed by IRSL to USTS and thereby succeeding to all right, title, and interest of USTS in and to any and all claims against IRSL and any and all collateral securing such claims and succeeding to all the rights of USTS, including the right to take immediate possession of all assets. VSI also paid $184,000 to the Connecticut Department of Development ("DED") on January 20, 1997, to remove the DED's secured claim lien on IRSL assets.

         The funds paid by the Registrant in this acquisition were loaned to the Registrant by Robert P. Gordon, who is the Chairman and majority shareholder of the Registrant.

         The assets of IRSL consist primarily of equipment, account receivables, customer contracts and the rights to approximately one hundred "800" telephone numbers. The Registrant intends to utilize all such assets to operate the former business of IRSL as the business of VSI. The business, which began in 1992, is as a destination database marketing service company, specializing in the provision of a centralized nationwide lodging reservation service and other travel related services. The business acts as a "transparent" service provider appearing to customers calling on dedicated 800 telephone numbers as the regional tourism agency, hospitality association, or commercial tourism organization that it has contracted with to provide the central reservation service for. The business provides the booking service seven days a week, twenty-four hours a day, and all reservation requests are responded to with live agents. Revenues from the business are derived from a 10% booking fee paid by the lodging properties for completed stays. The business also books airline tickets for travelers making lodging reservations, as well as auto rentals. The business is currently providing services for the Connecticut Department of Tourism, the Connecticut Lodging & Attractions Association, the Florida Division of Tourism, the Florida Hotel & Motel Association, the Massachusetts Lodging Associations, the New Hampshire Lodging & Restaurant Association, the State of New Hampshire - Office of tourism Development, the New Jersey Hotel & Motel Association, the New York State Division of Tourism, the New York State Hospitality & Tourism Association, the New York Thruway Authority, the Rhode Island Hospitality Association, the Vermont Lodging & Restaurant Association, the Tennessee Hotel & Motel Association, the Wisconsin Innkeepers Association, the Philadelphia Convention & Visitors Bureau, Westchester Convention & Visitors Bureau, Greater Woodstock Area Chamber of Commerce, Country Living Magazine, Getaways Magazine, National Golf Course Owners Association, Airways/Allstar Automobile Rentals, Random House/Fodor's and Mobil Travel Guides, Poconos Mountains Vacation Bureau, Mystic



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Coast & Country, US AMATEUR Sports Association, WORLDTEK, WORLDSPAN and Global
Travel Services.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired. The required financial statements of IRSL will be provided as an amendment to this Form 8-K as soon as practicable but not later than 60 days after the date of this report.

         (b) Pro Forma Financial Information. The required pro forma financial information will be provided as an amendment to this Form 8-K as soon as practicable but not later than 60 days after the date of this report.

         (c) Exhibits. There are no exhibits required to be furnished in accordance with the provisions of Item 601 of Regulation S-B. The assets were acquired as a result of a bankruptcy proceeding and therefore there is no written plan of acquisition.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VISITORS SERVICES INTERNATIONAL CORP.



                                        By:  /s/ Robert P. Gordon
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                                             Robert P. Gordon, Chairman

Date:  February 5, 1997





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